CERTIFICATE OF AMENDMENT OF
                              CERTIFICATE OF TRUST

                                       OF

                         NICHOLAS-APPLEGATE MUTUAL FUNDS

     THIS CERTIFICATE OF AMENDMENT OF CERTIFICATE OF TRUST of Nicholas-Applegate Mutual Funds (the "Trust") is being duly executed and filed by Arthur E. Nicholas, a Trustee of the Trust, under the Delaware Business Trust Act.

     1. The name of the Trust is Nicholas-Applegate Mutual Funds.

     2. Paragraph 1 of the Certificate of Trust of the Trust is hereby amended to read in full as follows: "The name of the Delaware business trust is Pilgrim Mutual Funds."

     3. This Certificate of Amendment shall be effective on March 15, 1999.

     IN WITNESS THEREOF, the undersigned, being a Trustee of the Trust, has executed this Certificate of Amendment on February 19, 1999.


                                         /s/ Arthur E. Nicholas
                                         --------------------------------
                                             Arthur E. Nicholas